AquaBounty Technologies, Inc.
Environment and Climate Change Canada Approves Rollo Bay Facility
for Commercial Production of AquAdvantage Salmon
MAYNARD, Massachusetts, April 2, 2019 - AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NASDAQ: XON), announces that Environment and Climate Change Canada (ECCC) has approved the Company’s Rollo Bay production facility for the commercial manufacture and grow-out of AquAdvantage Salmon. After an extensive and thorough evaluation, ECCC approved the production of AquAdvantage Salmon at the site based on the physical, biological, and operational measures in place or planned at the Rollo Bay facility.
This announcement by ECCC, which came to the same conclusion as the U.S. Food and Drug Administration after assessing the Company’s Albany, Indiana, land-based production facility, is the fifth regulatory determination of environmental safety after similar findings in the U.S., Argentina, Brazil, and China. The latter three countries reviewed the potential environmental impacts before approving trials. Given AquaBounty’s focus on producing an environmentally and economically sustainable supply of high-quality seafood, this Canadian approval is another confirmation that the Company is doing the right thing.
AquaBounty will begin stocking the Rollo Bay production facility as soon as possible, with the first harvest of AquAdvantage Salmon estimated for Q4 2020. This is similar to the timing of the first harvest at the Company’s production facility in Albany, Indiana.
Sylvia Wulf, Chief Executive Officer of AquaBounty, stated: “We are pleased that Environment and Climate Change Canada has determined that AquAdvantage Salmon is safe to produce in our Rollo Bay production facility. We take biosecurity and sustainability seriously, and our state-of-the-art recirculating aquaculture system (RAS) design includes multiple and redundant physical barriers to escape. With this final regulatory approval now obtained, we anticipate hiring more people from the community on Prince Edward Island to ramp up commercial production of our salmon, joining our current staff of 25. I appreciate their dedication and perseverance in enabling the Company to reach this significant milestone.”
About AquaBounty
AquaBounty Technologies, Inc. is a publicly traded aquaculture company focused on improving productivity and sustainability in commercial aquaculture. The Company’s objective is the application of biotechnology to ensure the availability of high-quality seafood to meet global consumer demand-addressing critical production constraints in the most popular farmed species, including salmon, trout, and tilapia.
The Company’s AquAdvantage fish program is based upon a single, specific molecular modification in fish that results in more rapid growth in early development. With aquaculture facilities located in Prince Edward Island, Canada, and Indiana, USA, AquaBounty is raising its disease-free, antibiotic-free salmon in land-based recirculating aquaculture systems, offering a reduced carbon footprint and no risk of pollution of marine ecosystems as compared to traditional sea-cage farming.
More information about AquaBounty is available at www.aquabounty.com.
Inquiries:
AquaBounty Technologies, Inc.
Dave Conley, Corporate Communications    +1 613 294 3078

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the potential for hiring additional employees and the potential for and timing of commercial manufacture and grow-out of AquAdvantage Salmon, including stocking of and harvesting from the Company’s production facilities. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.